Listing Report:Supplement No. 164 dated Feb 08, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 434159
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$638.71

Auction yield range:	6.06% - 22.00%	Estimated loss impact:	5.39%
Lender servicing fee:	1.00%	Estimated return:	16.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1990	Debt/Income ratio:	21%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	16 / 15	Length of status:	12y 8m
Credit score:	740-759 (Feb-2010)	Total credit lines:	36	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$73,219	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Reputation1	Borrower's state:	Colorado	Borrower's group:	Cornell University Alumni-cornellalumni
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	31 ( 100% )	740-759 (Latest)
Principal borrowed:	$27,217.00	< mo. late:	0 ( 0% )	740-759 (Jul-2009) 760-779 (Mar-2008) 760-779 (Aug-2007) 700-719 (Nov-2006)
Principal balance:	$5,091.65	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Consolidation Loan at Max 23.00%
Please bid it down!!? This loan will be used to consolidate debt related to our new finished basement.? With the mortgage cash-out refinance market frozen, I can?t get enough equity out of the house, most of our assets are locked-up in tax-advantaged accounts, and credit card rates are robbery!!!. I am good candidate for this Prosper?loan ? as a Prosper Lender, Group Leader, and Borrower?..been with Prosper since August 2006.

My credit grade is 750, with a flawless 0/0/0 repayment record over nearly 20 years of credit history. If successful, this would be my third Prosper loan. See previous loans here:
http://www.prosper.com/lend/listing.aspx?listingID=189452?(paid)
http://www.prosper.com/invest/listing.aspx?listingID=287327 ($5K remaining)

I am a professional, full time utility management consultant in my early 40?s.? My firm offers medical, disability?& retirement benefits, stock, and incentive compensation. I don?t like the idea of posting my photo ? so I posted one of Stonewall. He is more interesting and better looking than me anyway.? My wife and I are stable, responsible, and live within our means. ?Please contact me if you have any questions, and thank you for considering this request. May God bless you and may His will be done.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445243
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.25%	Starting borrower rate/APR:	18.25% / 20.46%	Starting monthly payment:	$272.08

Auction yield range:	17.06% - 17.25%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1986	Debt/Income ratio:	20%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	4 / 4	Length of status:	0y 5m
Credit score:	620-639 (Jan-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	4	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$5,184	Bankcard utilization:	0%
Public records last 12m / 10y:	2/ 2	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Saints1216	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 96% )	620-639 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 4% )	640-659 (Jan-2008)
Principal balance:	$2,423.97	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Debt Consolidation from business
Purpose of loan:
This loan will be used to consolidate debt from closingof my business. I closed my business when I had the opportunity to become the general manager of a larger competitor.? The position is a stable, better paying position but some of the remaining debt for my previous needs to be consolidated to allow me to pay it off over time.
My financial situation:
I am a good candidate for this loan because I have a steady salary with my new position. I have had aprevious loan with Prosper and have been diligent in paying off this previous amount.? part of the proceeds of this loan will be used to pay off the existing Prosper note.
Monthly net income: $ 3966.82

Monthly expenses: $1683.00
??Housing: $ 946
??Insurance: $ 80
? Car expenses: $ 100 (gas expense, company?provided vehicle?with gas reimbursement)
??Utilities: $ 100
??Phone, cable, internet: $60 (cell plan paid by company)?
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $?197 (Prosper), no other credit cards
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445325
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 11.50%	Starting monthly payment:	$223.90

Auction yield range:	4.06% - 8.40%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	62%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-10):	3	Current / open credit lines:	10 / 10	Length of status:	0y 0m
Credit score:	760-779 (Feb-2010)	Total credit lines:	27	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$28,113	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bold-impressive-responsibility	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short-term business expenses
Purpose of loan:
This loan will be used to consolidate/refiance debt from a business.??Business is operating and sales will?be?sufficient to cover debt.? However, I do have monthly employment income to cover payments.?

My financial situation:
I am a good candidate for this loan because I have a steady source of income.? I have been employed as a finance professional for over 17 years.? I have a B.S. in Business Administration and an MBA.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445929
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	14.06% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2005	Debt/Income ratio:	31%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	11 / 8	Length of status:	2y 11m
Credit score:	680-699 (Feb-2010)	Total credit lines:	18	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$3,353	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	purplepetal	Borrower's state:	California	Borrower's group:	AAAA Fund America
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	680-699 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	680-699 (Apr-2008) 580-599 (Aug-2007)
Principal balance:	$7,507.70	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
BACK TO SCHOOL!
Purpose of loan:
This loan will be used to finance my education. I'm planning to go back to school to?be an?LVN (Licensed Vocational Nurse). It will take up about a year to complete with fees of almost $30,000. This money will help me pay part of that tuition and I'm sure I can cover the rest while working and?schooling at the same time. For those who will take me by the hand, THANK YOU SO VERY MUCH and I promise I won't let you down.???

My financial situation:
I am a good candidate for this loan because I know I can deliver what?I promised and under no circumstances will?walk away from my obligations.?

Monthly net income: $ 4200.00

Monthly expenses: $ 2730.00
??Housing: $800.00
??Insurance: $200.00
??Car expenses: $250.00
??Utilities: $50.00
??Phone, cable, internet: $130.00
??Food, entertainment: $250.00
??Clothing, household expenses $150.00?
??Credit cards and other loans: $700.00
??Other expenses: $200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446021
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.67%	Starting borrower rate/APR:	32.67% / 35.09%	Starting monthly payment:	$307.49

Auction yield range:	14.06% - 31.67%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1999	Debt/Income ratio:	29%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	14 / 13	Length of status:	0y 9m
Credit score:	640-659 (Feb-2010)	Total credit lines:	25	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$25,116	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	immaculate-investment8	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Cashflow
Purpose of loan:
Cover cashflow needs at my company and increase business opportunity

My financial situation:
I am a good candidate for this loan because I am very good at repayment.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446023
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 11.50%	Starting monthly payment:	$143.94

Auction yield range:	4.06% - 8.40%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	5	Current / open credit lines:	22 / 22	Length of status:	0y 6m
Credit score:	740-759 (Jan-2010)	Total credit lines:	43	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$21,135	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	40%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	newest-healthy-pound	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAY OFF CC DEBT!!!
Purpose of loan:
I am going to use this loan to pay off a credit card balance that just jumped to 17.22%.

My financial situation:
I make approximately $1,000/month after taxes and live within my means.?I will not miss a payment on this loan. Thank you for you assistance!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446027
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$277.32

Auction yield range:	11.06% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-10):	5	Current / open credit lines:	10 / 10	Length of status:	0y 11m
Credit score:	720-739 (Feb-2010)	Total credit lines:	21	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$10,037
Amount delinquent:	$0	Bankcard utilization:	30%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	established-funds	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Final semester of MBA expenses
Purpose of loan:
This loan will be used to cover my living and personal expenses for the next four months as I complete my business school education.? I drove from California with my brother when I moved to Boston for school.? Unexpected relocation, medical, and auto repair expenses have dipped deeply into my federal student loan funds, creating a shortage.

My financial situation:
I am a good candidate for this loan because my academic schedule will allow me to take a full-time position immediately and I plan to begin repayment of this loan March 2010.? I am actively working with my school's career services center and alumni network for a job in the Boston area.? My family and friends have generously supported my transition to business school; however, they are no longer able to help finance my education.? I will graduate May 2010.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446033
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$143.64

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	32%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	11 / 9	Length of status:	11y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	21	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$34,123	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dj_thaman	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	30 ( 100% )	640-659 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-659 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Repair existing vehicle.
Purpose of loan:
This loan will be used to? repair existing car vehicle that I use to go to work and back.

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and I am active duty military. I am not up for reenlistment until December 2013.

Monthly net income: $ 5,000+?

Monthly expenses: $
??Housing: $ 1700.00 mortgage
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446045
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$164.16

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1992	Debt/Income ratio:	42%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-10):	4	Current / open credit lines:	11 / 4	Length of status:	1y 11m
Credit score:	700-719 (Jan-2010)	Total credit lines:	31	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$1,080
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	Retiredsailor62	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-699 (Oct-2009) 680-699 (Jul-2009) 600-619 (Jan-2008)
Principal balance:	$2,356.49	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
For Economy King cab pick up
Purpose of loan:
This loan will be used to? Purchase a king cab pick up gas saver for business and personal use....to create extra incom

My financial situation:
I am a good candidate for this loan because?I'm retired military on social security and positioned my self to beable to live with in my means....I share my house hold expences with some one that is also on social security..
Monthly net income: $ 2407.

Monthly expenses: $ 1900
??Housing: $?150 rent
??Insurance: $ 200
??Car expenses: $300 at this time but will change after trade in ?
??Utilities: $?50?
? Phone, cable, internet: $100?
? Food, entertainment: $ 200
??Clothing, household expenses $100
??Credit cards and other loans: $ 636
??Other expenses: $ 164
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445582
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$542.74

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	12%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	3 / 2	Length of status:	6y 6m
Credit score:	720-739 (Jan-2010)	Total credit lines:	26	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tallone74	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating higher debt
Purpose of loan:
This loan will be used to consolidate my higher debt that I have of various credit cards, unsubsidized student loans for my masters.? Depending on the rate I get from Prosper this should have me approximately?$300 a month.

My financial situation:
I am a good candidate for this loan because I have a steady job and in this economy that is a huge plus, and a 401k I can borrow against if needed.? I don't want to currently borrow against it, because I want it to keep growing.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445926
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,800.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$187.15

Auction yield range:	8.06% - 9.00%	Estimated loss impact:	8.18%
Lender servicing fee:	1.00%	Estimated return:	0.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1996	Debt/Income ratio:	4%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	7 / 6	Length of status:	2y 2m
Credit score:	700-719 (Feb-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,473	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	glimmering-fairness499	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation: I work full time earning a good salary. I pay about $300 a month to my credit card bills. I rarely use the cards anymore, and want to pay them off once and for all and not use them at all anymore.
I am a good candidate for this loan because I pay my credit cards each month and on time. The reason I am seeking the loan is to pay off the credit cards, and no longer pay fees for cards I do not even use anymore.

Monthly net income: $4200

Monthly expenses: $
??Housing: $1735
??Insurance: rental insurance $26 per month
??Car expenses: no car
??Utilities: utilities are built into my rent
??Phone, cable, internet: $225
??Credit cards and other loans: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445938
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.34%	Starting borrower rate/APR:	32.34% / 34.75%	Starting monthly payment:	$612.41

Auction yield range:	11.06% - 31.34%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1993	Debt/Income ratio:	31%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	15 / 13	Length of status:	6y 5m
Credit score:	680-699 (Feb-2010)	Total credit lines:	52	Occupation:	Nurse (RN)
Now delinquent:	1	Revolving credit balance:	$10,710	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	tenacious-currency2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
In need of short tem business loan
Purpose of loan:
This loan will be used to provide short tem liquidity to a small business that just started up. Funds will be payed back within 120 days.

My financial situation:
I am a good candidate for this loan because i am in an extremely stable job and i have decent income to prove as well as great payment on collateral loans.

Monthly net income: $ 10818.26

Monthly expenses: $
??Housing: $?1150
??Insurance: $ 150
??Car expenses: $ 1100
??Utilities: $ 130
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445944
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$310.56

Auction yield range:	11.06% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1990	Debt/Income ratio:	28%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	11 / 10	Length of status:	0y 10m
Credit score:	700-719 (Feb-2010)	Total credit lines:	26	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$261,036	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	innovator319	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Down Debt
Listing Title: Paying Down Debt

Purpose of loan:
This loan will be used to make payments on credit cards while paying remainder of alimony.? Starting on August 1st, I will no longer have a $2,500.00 alimony obligation.? Between now and then, I need to fund myself so that I can maintain payments on my credit cards until that time.

My financial situation:
I am a good candidate for this loan because I have a high income which allows me to pay down a prosper.com loan while keeping current on all bills and saving money once I pay off my alimony obligation in 5 months.? I have kept current on all of my credit cards and car loan up to this point.? I have been using proceeds from my IRA to maintain my obligations up until this point in the alimony payment period.

I have approximately $2,000.0 left in savings to maintain my payments.? The loan amount would ensure that I have enough money to stay current through the end of July.

My name is on the home mortgage and home equity loans which I have lived in before my divorce.? My ex-wife owns the house now and is financially responsible for the loans per our divorce documents. The first mortgage is for 240,000 and the home equity loan is for 195,000. I am not responsible for paying these loans, though I do pay 136.00 per month for a portion of the equity loan (37,500) per the divorce agreement.? This payment stops when the house is sold by my ex-wife.

Monthly net income: $ 6,640.00

Monthly expenses: $
??Housing: $ 995.00
??Insurance: $ 90.00
??Car expenses: $ 150.00
??Utilities: $ 0.00 - Rent includes all utilities
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 780.00
??Clothing, household expenses $? 175.00
??Credit cards and other loans: $ 1998.00
??Other expenses: $ 4012.00 - includes alimony

My monthly net income will rise by $1,880.00 as of August 1st once the alimony payment ends and accounting for an adjustment to my tax with holding.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445956
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.55%	Starting borrower rate/APR:	22.55% / 24.82%	Starting monthly payment:	$961.89

Auction yield range:	8.06% - 21.55%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1985	Debt/Income ratio:	18%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	9 / 8	Length of status:	6y 1m
Credit score:	820-839 (Feb-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$38,448	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	unabashed-repayment	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to complete my debt elimination plan. What ever is left over will be used to jv in an investment opportunity.

My financial situation is stable:
I am a good candidate for this loan because I have a long history of making on repayments on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445962
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 11.50%	Starting monthly payment:	$159.93

Auction yield range:	4.06% - 8.40%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	8 / 7	Length of status:	20y 1m
Credit score:	760-779 (Feb-2010)	Total credit lines:	41	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$138,162	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	cognizant-power6	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit card debt
Purpose of loan:
This loan will be used to? pay off one of my credit cards that has a high interest rate and pay the remainder of my student loan.?
My financial situation:
I am a good candidate for this loan because? I have always paid my bills on time and this loan would help stay that way now that we are down to one income in our home.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446014
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.95%	Starting borrower rate/APR:	23.95% / 26.24%	Starting monthly payment:	$980.17

Auction yield range:	8.06% - 22.95%	Estimated loss impact:	7.54%
Lender servicing fee:	1.00%	Estimated return:	15.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1998	Debt/Income ratio:	31%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	14 / 14	Length of status:	2y 7m
Credit score:	760-779 (Feb-2010)	Total credit lines:	35	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$31,062	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	five-star-fund091	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate my high interest credit cards... We are a good family that got caught in a terrible economy. We have a fairly high combined household income; however, with the compounding interest we just can't keep up with the payments...

We have a very structured life once we get out of debt. For the majority of this debt it was while we were in college. We need a reset button without truly hitting the reset button and losing everything we worked so hard for.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446026
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$215.67

Auction yield range:	11.06% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	17%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	11 / 11	Length of status:	11y 0m
Credit score:	700-719 (Feb-2010)	Total credit lines:	23	Occupation:	Civil Service
Now delinquent:	4	Revolving credit balance:	$10,981	Stated income:	$75,000-$99,999
Amount delinquent:	$22,754	Bankcard utilization:	40%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	25
Screen name:	bazaar-attraction6	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to?
pay offcredit card loans
My financial situation:
I am a good candidate for this loan because? Because I receive a monthly disability check of 1218.00 a month on top of regular salary
Monthly net income: $
6800
Monthly expenses: $
??Housing: $ 1100
??Insurance: $ 77
??Car expenses: $?400
??Utilities: $ 280
??Phone, cable, internet: $ 210
??Food, entertainment: $?300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446030
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,216.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,095.44

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	30%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	13 / 11	Length of status:	9y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	42	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$113	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	mthauberger	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 90% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	3 ( 10% )	560-579 (Jul-2007) 540-559 (Jun-2007)
Principal balance:	$782.43	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Consolidate Debt
Purpose of loan:
We are looking to consolidate some high interest old loans into one payment. We have $31,000 in debt and will be paying off $7,000 of that figure this month. That means this last $25K that we will borrow will be the only debt payment other than our mortgage that we will have left. We plan to pay this $25K off over the next 24 months.

My financial situation:
I have been at the same company for 10 years, I have?a very steady income. We did make some mistakes when we were younger which messed up our credit but we have been on track the past 4 years. Our credit score has increase every month and we monitor it on a monthly basis. Our previous loan with prosper we made every payment on time and didn't miss one.

Monthly net income: $ 8500

Monthly expenses: $ 6200

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446042
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$173.68

Auction yield range:	17.06% - 17.06%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1987	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Retired
Enhanced (1-10):	1	Current / open credit lines:	8 / 8	Length of status:	1y 4m
Credit score:	600-619 (Feb-2010)	Total credit lines:	26	Stated income:	$50,000-$74,999
Now delinquent:	9	Revolving credit balance:	$2,276
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	32
Screen name:	PadreFan	Borrower's state:	California	Borrower's group:	CALIFORNIA LENDING GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	53 ( 98% )	600-619 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	1 ( 2% )	560-579 (May-2008) 580-599 (Dec-2007) 580-599 (Nov-2007) 580-599 (Nov-2006)
Principal balance:	$1,433.81	1+ mo. late:	0 ( 0% )
Total payments billed:	54
Description
Debt Consolidation
Hi my name is Tom and I am requesting a?third loan from Prosper.?

????My first Prosper loan (Dec. 2006) was?for $3,000 and was paid off on time (36 payments) and never was late nor missed a payment.

????My second and current loan (June 2008)? was for $2,500 at 35% . this was for?an emergency dental procedure. My balance is $1,437.94 again I have never been missed a payment.

???I went through Chapter 13 bankruptcy?about 4 years ago after going through a difficult divorce , which has resulted in the noted?delinquency's on my credit report. My Bankruptcy was recently completed as of Dec 10, 2007.???I am in the process of updating and?correcting my TRW information and getting a change in my credit score. Look forward to a new begining.? My DTI is extremely low at 8%.

????I would like to borrow an additional $4,800 to payoff the following.
????1) Pay off my second Prosper loan $1,437.94.? 2) Pay off my 4 low limit but high interest credit cards total $1,724. (needed to re-establish credit) 3) Purchase a $1,500 secured credit card from?my bank.? I only ask to borrow what I need, I can get by with what I have but this loan will make my road a lot easier.

?????I?retired in Oct. 2008 from? civilian employement for the Navy with 42 years.?

????Your assistence will be greatly appreciated.

????Respectfully

????Tom
Information in the Description is not verified.